UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): December 4, 2019

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2019, Justin Andrews advised IZEA Worldwide, Inc. (the "Company") of his resignation as Chief Financial Officer of the Company and from any other positions he held with the Company, effective December 4, 2019. Mr. Andrews’ departure was not in connection with any disagreement relating to the Company’s operations, policies, or practices.

In connection with Mr. Andrews’ resignation, and effective as of December 9, 2019, the Company’s Board of Directors (the "Board") appointed LeAnn Hitchcock as Interim Chief Financial Officer. Ms. Hitchcock, age 50, previously served as the Company’s Chief Financial Officer from August 2014 until August 2018. Since then, she has been engaged by the Company as a consultant on an hourly basis, and will continue under that arrangement as Interim Chief Financial Officer. Ms. Hitchcock has also served various other public companies as a financial consultant and, since May 2019, is the owner of Suncoast Couriers, a medical courier company.

Other than as described above, there are no related party transactions between the Company and Ms. Hitchcock and Ms. Hitchcock is not related to any existing member of the Board or any executive officer of the Company. There is no arrangement or understanding between Ms. Hitchcock and any other persons or entities pursuant to which Ms. Hitchcock was appointed as the Interim Chief Financial Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: December 10, 2019	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer